EXHIBIT INDEX


Exhibit                            Description of Document
Number

EX-99.B1a    Articles  of   Incorporation   of   Twentieth   Century   Strategic
             Portfolios, Inc.

EX-99.B1b    Articles of Amendment of Twentieth  Century  Strategic  Portfolios,
             Inc., dated November 28, 1995

EX-99.B2     By-Laws of Twentieth Century Strategic Portfolios, Inc.


EX-99.B24    Power of Attorney.